UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 24 May 2012

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 2.02 - Q1 Fiscal 2013 Results

SIGNET REPORTS FIRST QUARTER EPS OF $0.96, UP 10.3%
ACHIEVED DOUBLE DIGIT COMPS OVER IMPORTANT MOTHER'S DAY PERIOD

HAMILTON, Bermuda, May 24, 2012 - Signet Jewelers Limited ("Signet") (NYSE and LSE: SIG), the largest specialty retail jeweler in the US and UK, today reported sales and earnings growth for the 13 weeks ended April 28, 2012 ("Q1 Fiscal 2013").

                                                                                                  Q1 Fiscal 2013
• Same store sales up 1.2%
• Income before income taxes $128.5 million, up 9.1%
• Diluted earnings per share $0.96, up 10.3%

Mike Barnes, Chief Executive Officer, commented: "We delivered strong financial results in the first quarter and increased our earnings per share by 10.3% to $0.96 as we anticipated the impact of the Mother's Day promotional calendar shift and managed our business accordingly.  I would like to thank all at Signet who contributed to these results.

In the second quarter to date, which benefited from the calendar shift, our same store sales, including Mother's Day, were up strong double-digits reflecting the customer's broad acceptance of our merchandise offerings, our great customer experience and the effectiveness of our advertising in this important gift giving period.  Our results year to date, combined with our focus on competitive strengths and our consistent ability to execute our initiatives, leave us well positioned to meet the challenges of the current economic environment and achieve our objectives for the year."

Second quarter Fiscal 2013 guidance:

•       Guidance is being provided for the second quarter due to the complexity of the calendar shift. Same store sales in the second quarter are expected to be in the mid to high single digit range and fully diluted  earnings per share are expected to range from $0.78 - $0.84 based on an estimated 84 million weighted average shares outstanding.

Sales highlights:

•      Sales were $900.0 million (13 weeks ended April 30, 2011: $887.3 million), up $12.7 million or 1.4%.  Same store sales were up 1.2% (13 weeks ended April 30, 2011: 10.2%), and were adversely impacted by the previously disclosed calendar shift; estimated to have had an impact of $32 million or 370 basis points.

-      In the US division, sales were $751.5 million (13 weeks ended April 30, 2011: $738.0 million), up $13.5 million or 1.8%.  Same store sales were up 1.2% (13 weeks ended April 30, 2011: 12.5%), and were impacted by 440 basis points due to the calendar shift.

- In the UK division, sales were $148.5 million (13 weeks ended April 30, 2011: $149.3 million), down $0.8 million or 0.5%. Same store sales were up 1.2% (13 weeks ended April 30, 2011: 0.2%).

Q1 Fiscal 2013	Change from previous year
	Same		Total sales at	Exchange	Total	Total
	store	Store space	constant	translation	sales as	sales
	sales	impact, net	exchange rate1,2	impact1	reported	(millions)
Kay	2.9%	1.1%	4.0%	-	4.0%	$452.6
Jared	0.2%	1.5%	1.7%	-	1.7%	$231.6
Regional brands	(6.0)%	(4.0)%	(10.0)%	-	(10.0)%	$67.3
US division	1.2%	0.6%	1.8%	-	1.8%	$751.5
H.Samuel	1.8%	0.9%	2.7%	(1.9)%	0.8%	$80.1
Ernest Jones3	0.6%	(0.7)%	(0.1)%	(1.9)%	(2.0)%	$68.4
UK division	1.2%	0.2%	1.4%	(1.9)%	(0.5)%	$148.5
Signet	1.2%	0.6%	1.8%	(0.4)%	1.4%	$900.0
__________

1. The average US dollar to pound sterling exchange rate in Q1 Fiscal 2013 was $1.59 (13 weeks ended April 30, 2011: $1.62).
 2.  Non-GAAP measure.
 3.  Includes stores selling under the Leslie Davis nameplate.
Selected financial highlights:

• The gross margin was $353.7 million, representing 39.3% of sales (13 weeks to April 30, 2011: $349.7 million or 39.4% of sales).

-      Gross margin in the US increased $5.8 million compared to the first quarter of Fiscal 2012.  The higher US gross margin was driven by a favorable gross merchandise margin movement of 40 basis points, leverage on store occupancy expenses and increased income from credit related fees, partially offset by an impact of $4.7 million on the US net bad debt expense, due to a change in the number of credit billing cycles included in the quarter. This expense is expected to be offset by a broadly similar benefit in other operating income in the fourth quarter of Fiscal 2013. The US net bad debt to US sales ratio was 1.8% excluding the credit cycle impact (first quarter Fiscal
       2012: 1.6%), and 2.5% including the expense.

-      Gross margin in the UK was $1.8 million lower than that of the first quarter of Fiscal 2012, primarily as a result of an unfavorable foreign currency impact and a decline in gross merchandise margin of 170 basis points attributed to the level of promotional activity and merchandise mix, which were partially offset by lower store occupancy and store operating expenses.

•     Selling, general and administrative expenses were $264.5 million, or 29.4% of sales (13 weeks to April 30, 2011: $263.8 million or 29.7% of sales).  This reflects tight control of expenses and is primarily attributable to lower store staff costs.

•     Other operating income, net, increased to $40.2 million, or 4.5% of sales (13 weeks to April 30, 2011: $32.8 million, or 3.7% of sales) as a result of increased interest income earned from higher outstanding receivable balances.

•      Net operating income was $129.4 million (13 weeks ended April 30, 2011: $118.7 million), up $10.7 million or 9.0%. Operating margin increased by 100 basis points to 14.4% (13 weeks to April 30, 2011: 13.4%).

-      In the US division, net operating income was $137.7 million (13 weeks ended April 30, 2011: $126.2 million), up $11.5 million or 9.1%. Operating margin increased by 120 basis points to 18.3% (13 weeks to April 30, 2011: 17.1%).

-      In the UK division, net operating loss was $3.0 million (13 weeks ended April 30, 2011: loss $0.2 million), up $2.8 million. Operating margin decreased by 190 basis points to (2.0)% (13 weeks to April 30, 2011: (0.1)%).

• The effective income tax rate was 35.8%, down from 36.0% for the 13 weeks to April 30, 2011.

• Net income rose 9.4% to $82.5 million or by 10.3% to $0.96 per diluted share from $75.4 million, or $0.87 per diluted share last year.

Balance Sheet and Cash Flow Highlights:

• At April 28, 2012, cash and cash equivalents were $399.0 million (April 30, 2011: $394.1 million).

• Net accounts receivable at April 28, 2012 were $1,025.1 million, up by 13.4% (April 30, 2011: $904.3 million), primarily reflecting a higher rate of in-house customer financing.

•      Net inventories at April 28, 2012 were $1,335.0 million, up by 9.3% (April 30, 2011: $1,221.2 million).  The increased level of inventory reflected the US promotional calendar shift related to Mother's Day and the impact of higher diamond and gold costs, partially offset by management action to improve inventory turn.

• Signet repurchased 1,936,247 shares in the first quarter at an average cost of $46.73.

•      At April 30, 2012, Signet operated 1,851 stores (US division: 923 Kay stores, 184 Jared stores and 213 regional brand stores; UK division: 334 H.Samuel stores and 197 Ernest Jones stores) versus 1,852 (US division: 908 Kay stores, 180 Jared stores and 226 regional brand stores; UK division: 337 H.Samuel stores and 201 Ernest Jones stores) a year ago.  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com,
        www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

Conference Call
There will be a conference call today at 8:30 a.m. Eastern Time (1:30 p.m. BST and 5:30 a.m. Pacific Time) and a simultaneous audio webcast and slide presentation available at www.signetjewelers.com.  The slides are available to be downloaded from the website ahead of the conference call.  To help ensure the conference call begins in a timely manner, all participants should dial in 5 to 10 minutes prior to the scheduled start time.  The call details are:

US dial-in:	+1 (212) 444 0896	Access code: 1545796
European dial-in:	+44 (0)20 7784 1036	Access code: 1545796

A replay of the conference call and a transcript of the call will be posted on Signet's website as soon as is practical after the call has ended and will be available for one year.

Enquiries:	Tim Jackson, Investor Relations Director, Signet Jewelers	+1 (441) 296 5872

Press:	Alecia Pulman, ICR, Inc	+1 (203) 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Investor Relations Program Details

Annual General Meeting of Shareholders
The annual general meeting is to be held at 11:00 a.m. Eastern Time on Friday, June 15, 2012 at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, OH, 44333, USA.

Second Quarter Results
The second quarter results for the 13 weeks ending July 28, 2012 are expected to be announced on Thursday, August 23, 2012.

IR Day and Store Visits, New York
Signet will be hosting an IR Day and store visits for professional investors in New York on Monday, October 1, 2012.  Details will be available in due course on www.signetjewelers.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet's information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 22, 2012.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Condensed Consolidated Income Statements
(Unaudited)

	13 weeks ended
	April 28,	April 30,
	2012	2011
	$million	$million

Sales	900.0	887.3
Cost of sales	(546.3)	(537.6)

Gross margin	353.7	349.7
Selling, general & administrative expenses	(264.5)	(263.8)
Other operating income, net	40.2	32.8

Operating income, net	129.4	118.7
Interest expense, net	(0.9)	(0.9)

Income before income taxes	128.5	117.8
Income taxes	(46.0)	(42.4)

Net income	82.5	75.4

Earnings per share: basic	$0.96	$0.87
diluted	$0.96	$0.87

Weighted average common shares outstanding (millions): basic	85.5	86.1
diluted	86.3	86.9

Dividends per share	$0.12	-

Condensed Consolidated Balance Sheets
(Unaudited)

	April 28,	January 28,	April 30,
	2012	2012	2011
	$million	$million	$million

Assets

Current assets:
Cash and cash equivalents	399.0	486.8	394.1
Accounts receivable, net	1,025.1	1,088.2	904.3
Other receivables	43.9	44.3	25.2
Other current assets	74.0	92.0	84.6
Deferred tax assets	2.0	0.9	2.7
Inventories	1,335.0	1,304.1	1,221.2

Total current assets	2,879.0	3,016.3	2,632.1

Non-current assets:
Property and equipment, net of accumulated depreciation of $707.1 million (January 28, 2012: $681.0 million; April 30, 2011: $673.0 million)	381.7	383.4	373.3
Other assets	72.2	71.7	60.9
Deferred tax assets	116.5	108.5	106.2
Retirement benefit asset	35.8	31.5	27.1

Total assets	3,485.2	3,611.4	3,199.6

Liabilities and shareholders' equity

Current liabilities:
Loans and overdrafts	-	-	28.0
Accounts payable	156.0	182.6	144.9
Accrued expenses and other current liabilities	252.3	308.4	239.3
Deferred revenue	150.5	154.1	142.5
Deferred tax liabilities	133.8	135.0	102.2
Income taxes payable	51.4	77.9	43.4

Total current liabilities	744.0	858.0	700.3

Non-current liabilities:
Other liabilities	103.1	100.3	94.3
Deferred revenue	380.4	374.0	360.5

Total liabilities	1,227.5	1,332.3	1,155.1

Shareholders' equity:
Common shares of $0.18 par value: authorized 500 million shares, 85.4 million shares issued and outstanding (January 28, 2012: 86.9 million shares issued and outstanding; April 30, 2011: 86.8 million shares issued and outstanding)	15.7	15.6	15.5
Additional paid-in capital	228.3	230.9	206.2
Other reserves	235.2	235.2	235.2
Treasury shares at cost: 1.8 million shares (January 28, 2012: 0.3 million shares; April 30, 2011: 0.0 million shares)	(88.6)	(12.7)	-
Retained earnings	2,030.2	1,969.3	1,737.7
Accumulated other comprehensive loss	(163.1)	(159.2)	(150.1)

Total shareholders' equity	2,257.7	2,279.1	2,044.5

Total liabilities and shareholders' equity	3,485.2	3,611.4	3,199.6

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	13 weeks ended
	April 28,	April 30,
	2012	2011
	$million	$million

Cash flows from operating activities
Net income	82.5	75.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property and equipment	23.1	22.5
Pension	(2.6)	(2.7)
Share-based compensation	4.1	2.7
Deferred taxation	(3.5)	(0.5)
Facility amendment fee amortization and charges	0.1	0.2
Other non-cash movements	-	(0.1)
Changes in operating assets and liabilities:
Decrease in accounts receivable	63.5	32.0
(Increase)/decrease in other receivables and other assets	(0.1)	11.9
Decrease in other current assets	4.3	8.1
Increase in inventories	(25.6)	(24.3)
(Decrease)/increase in accounts payable	(27.7)	17.9
Decrease in accrued expenses and other liabilities	(62.0)	(47.3)
Increase in deferred revenue	2.7	3.5
(Decrease)/increase in income taxes payable	(25.6)	4.7
Effect of exchange rate changes on currency swaps	0.8	1.3

Net cash provided by operating activities	34.0	105.3

Investing activities
Purchase of property and equipment	(18.6)	(12.9)

Net cash used in investing activities	(18.6)	(12.9)

Financing activities
Dividends	(8.7)	-
Proceeds from exercise of share options	5.1	4.0
Repurchase of common shares	(90.7)	-
Net settlement of equity based awards	(8.3)	-
Credit facility fees paid	-	(0.2)
Repayment of short-term borrowings	-	(4.0)

Net cash used in financing activities	(102.6)	(0.2)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(0.2)

Cash and cash equivalents at beginning of period	486.8	302.1
(Decrease)/increase in cash and cash equivalents	(87.2)	92.2

Cash and cash equivalents at end of period	399.0	394.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: May 24, 2012	By:	/s/ Ronald Ristau
Ronald Ristau
Chief Financial Officer